Exhibit 99.3

Frequently Asked Questions – Employees

It’s important for all employees to understand the effects and be able to answer questions about the merger between Orrstown Bank (“Orrstown”) and Hamilton Bank (“Hamilton”). Although we may not have all of the answers right now, we will make every attempt to provide the most up to date communication surrounding the merger. As the project progresses, we will be able to address and answer additional questions.

This document is intended for your reference and is not to be provided to customers or others. Additionally, it is not intended to be an all-inclusive document, nor is it intended to be an employment agreement. Items included in this initial communication are subject to change.

GENERAL

Q: Why are Orrstown Bank and Hamilton Bank merging?

A: Orrstown is very much like us!

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Orrstown Bank and Hamilton Bank are combining with the goal of enhancing community banking in the areas we serve. This merger allows us to combine two community banks with similar cultures and philosophies who put excellent customer service and community support at the forefront.

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Additional resources for funding technology enhancement, branch growth, strengthening our market presence, increasing our legal lending limit, leveraging economies of scale, and creating greater economic growth within our footprint will be available as a result of this partnership.

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We have an exciting opportunity to enhance our products, create more economic impact for our communities, deliver greater customer convenience, and provide career enhancements for our employees – while continuing to exemplify the values of community banking at its best.

➣	This is good for our shareholders. The combination enhances the liquidity and valuation of our stock. Orrstown is listed on NASDAQ as ORRF.

➣	Orrstown pays regular cash dividends with a current yield of approximately 2%.

➣	Plenty of growth capital for geographic expansion.

Q: What can you tell me about Orrstown?

A: You will learn a lot more about Orrstown as we get to know each other better. But at the outset you will probably notice how many similarities we share. Both organizations were started in the early 1900’s (Orrstown celebrates its 100th anniversary next year), and both banks employ a community banking model that is built on personalized customer service and local decision making.

One area where we are a little different is that Orrstown has invested very heavily in technology, particularly over the last several years. Orrstown wants our customers to receive white glove service whether meeting face-to-face or through their smart phone or other delivery channel.

Q: Does “definitive merger agreement” mean the acquisition is finalized?

A: No. A definitive agreement means the leadership and directors of each company have come to an agreement on terms for the acquisition. Key steps remain before the transaction is closed, including shareholder approval by Hamilton Bank as well as various regulatory approvals by both banks’ regulators. It will be several months before the effective date of the transaction, with closing expected to occur in the second quarter of 2019.

Q: Is Hamilton Bank keeping its name?

A: No, with this merger, Orrstown Bank is acquiring Hamilton Bank and as such, at legal close, Hamilton Bank will become part of the Orrstown Bank family.

Q: Will any Hamilton Bank board members sit on the board of Orrstown?

A: Yes, one director will join the Orrstown Board of Directors

Q: Who serves as senior management of Orrstown?

A: The Executive Officers of Orrstown Bank are as follows:

Thomas R. Quinn, Jr.	–	President & CEO
Luke Bernstein	–	Chief Retail Officer/Corporate Communications Officer
David Boyle	–	Chief Financial Officer
Barbara Brobst	–	Chief Human Resources Officer
Bob Coradi	–	Chief Risk Officer
Philip Fague	–	Chief Trust Officer
Adam Metz	–	Chief Lending Officer
Jeff Gayman	–	Market President, Cumberland County
David Hornberger	–	Market President, Lancaster & Berks Counties
Bob Fignar	–	Market President, Franklin, Perry, and Washington Counties

Q: What is the process that will occur prior to the legal close of the merger?

A: There are a number of key steps that will occur between now and legal close:

1.

Integration & Transition: In the near future, a number of committees comprised of subject matter experts from both organizations will work together to tackle every project that needs to be completed prior to legal close. This is a time of intense transition that requires careful planning and execution while remaining focused on meeting the financial needs of all customers and providing exemplary service.

2.	Regulatory Approval: Both banks will await approval of the transaction by their regulators. This process can take several months. An announcement will be made when regulatory approval is received.

3.

Shareholder Approval: While Orrstown’s shareholders do not need to formally approve the merger, shareholders of Hamilton Bancorp, Inc. (the holding company of Hamilton) will need to provide formal approval. An announcement will be made when this approval is obtained.

4.	Merger Completion: We anticipate legal close of the merger to occur in the second quarter of 2019. It is our goal to simultaneously convert the core banking platform from Fiserv to Jack Henry.

5.

Continued Integration: Our two organizations, now legally joined together, will work together as one united team to better serve the financial needs of all customers, while also providing the opportunity to enhance profitability and increase shareholder value. Fine-tuning processes, sharing success stories, and building on an already dynamic culture are important elements of this final phase.

Q: How will the integration be managed?

A: Carefully and with lots of work. Combining Hamilton into Orrstown will be managed by an Integration Team, which will include members from both Hamilton and Orrstown, led by an experienced third party integration specialist, KBS Results. This team has the very large task of planning for a seamless combination of systems, products, processes, job functions, etc.

Q: What should I expect between now and the merger date?

A: Between now and the merger date, you will continue to conduct business as usual. Hamilton’s branches will continue to operate in the normal course of business and relationship managers will continue to bring in new business while servicing and expanding relationships. Back office employees will continue to support other departments and assist customers.

There will be many changes as we convert to new systems and blend our organizations together, and we will need all “hands on deck”.

Q: What core system will we be using?

A: Jack Henry Silverlake.

Q: How will I know what is happening with the integration?

A: We absolutely understand the importance of candid and consistent communication. You will hear updates on integration plans and transition from a variety of sources, including your direct manager, websites, updates from the Integration Team, and visits from other members of management. Stay tuned!

EMPLOYMENT DECISIONS

Q: Will everyone keep their jobs or at least a position with Orrstown Bank post-merger?

A: As with any merger, we do anticipate duplication of certain positions and changes in operational activity. Therefore some positions will unfortunately be eliminated. Orrstown Bank currently has a number of open positions within the Orrstown Bank franchise and employees from Hamilton will have an opportunity to apply for any open position with Orrstown for which they are qualified.

Q: Will I be guaranteed a position after the merger is finalized?

A: All of our staff members are valuable. Duplication of certain positions is anticipated. With the increase in the size of the bank some of those positions may be retained, while others may not. It may mean that some team members are required to train for new positions within the bank or be relocated to another office.

Q: When will job retention decisions be made and when will employees be notified of decisions?

A: The Human Resources managers at both organizations will review the roles and responsibilities of all staff. We will be identifying duplicate positions that exist within the combined organization and deciding how and if those staff members can best be utilized within the new structure. It may mean that some employees will be asked to train for new or different positions within the bank. We have not yet determined the exact timeline, but we understand the importance of these decisions and will provide additional updates as we progress with the integration.

Q: If I am not retained, when should I expect my employment to end?

A: Employees who are not retained will be given an anticipated job end date at approximately the same time they are informed about their job status, which may vary by position and/or employee. However, job end dates may change during the merger integration process due to faster than anticipated regulatory approval or other unforeseen items. In any event, impacted employees will be given a minimum 30-day notice prior to job end date.

Q: Will there be severance pay if I’m displaced?

A: Yes. A severance package has been negotiated. If your position is eliminated, you are eligible for two (2) weeks of severance for every year of service with a minimum of four (4) weeks of base pay to a maximum of twenty-six (26) weeks of base pay. Severance will be available to any employee whose employment is terminated without cause within six months of the legal close.

Additionally, severance will be available to any employee whose position is eliminated within twelve months of the legal close if you are not offered or retained in a comparable employment (e.g. position of generally similar job description, responsibilities or pay).

Q: How are years of service calculated for severance?

A: The years of service will be determined based on an employee’s current hire date and job end date. Partial years of service are not included in this calculation.

Q: How is a week of severance calculated?

A: For an employee who is paid a salary, one week of severance will be an amount equal to the employee’s salary for one week (five business days). For an employee who is paid an hourly wage for actual hours worked during each pay period, the product of the employee’s basic hourly wage and the number of regular, non-overtime hours, regularly scheduled for the employee each work week will be used to calculate one week of severance.

Q: How and when will severance be paid?

A: To remain eligible for severance, you will be required to work through your specific job end date. The severance amount will be paid to you in a lump sum payment within 30 days of your job end date.

Q: If an employee has a job end date set, but the employee is asked to leave prior to that date, will the employee still get severance?

A: Yes, the employee will remain eligible for their severance benefit if involuntarily terminated without cause prior to their original job end date.

Q: If an employee voluntarily resigns prior to his/her job end date, will the employee still get severance?

A: No, an employee would not receive severance if he/she voluntarily leaves before his or her job end date.

Q: Who is administering the severance packages?

A: Human Resources will be administering all severance packages. Note this FAQ document is intended to provide answers to specific questions concerning severance pay related to the anticipated merger. The document may not address all requirements related to the receipt of severance pay and we will be providing detailed information to those employees affected.

Q: If an employee is offered a position, and the employee accepts or rejects the position, do they lose severance eligibility?

A: You will not be required to accept a job offer from Orrstown Bank; however, severance pay is only available for active employees whose job is eliminated within six (6) months of the merger date and who also work through their specific job end date.

Q: Will employees be required to accept a job offer from acquiring bank regardless of pay, responsibilities, etc.?

A: If an employee rejects a new position that is reasonably comparable to the employee’s current position at the same or higher base salary or hourly wage (with at least the same regularly scheduled hours) and in a location that is within thirty-five miles (35) of Hamilton Bank’s main office, located at 501 Fairmount Avenue, Suite 200, Towson, MD, the employee loses severance eligibility.

Q: If an employee declines an offer of employment, will there be a severance package?

A: If you choose to not accept a job offer for a comparable position (comparable pay, benefits, responsibilities), you will not be entitled to severance.

Q: How long will I have to consider an offer of employment?

A: Generally, job offers expire within five business days. Your window of consideration will be included in the offer letter.

Q: If I am offered a position with Orrstown Bank, may I apply for new job openings as they are created?

A: Yes. All new job openings will be posted online and employees may apply on the career page of the Orrstown Bank website, www.orrstown.com.

Q: If an employee is displaced, what happens to his/her health and welfare benefits?

A: All health and welfare benefits terminate on the last day of the month of the employee’s termination date. If the termination date is the last day of the month, benefits end at the end of that day. Impacted employees will receive information regarding COBRA enrollment in the mail directly from the COBRA provider.

Q: If I am not retained, what happens to my accrued and unused vacation?

A: All accrued and unused vacation will be paid out on your last paycheck if you are not retained.

Q: If my position is eliminated, will I be eligible to apply for unemployment insurance?

A: Yes. We encourage all displaced employees to apply for unemployment benefits as soon as possible after job end date. The bank has no authority, however, over whether a claim for unemployment is approved or not.

Q: If my position is eliminated, will outplacement assistance be provided? If so, what type of assistance and when will that assistance take place?

A: A Human Resource professional will be available to provide assistance to displaced employees with resume development and coaching related to job interview techniques. More information to follow on the timing and format of this assistance.

EMPLOYEE EXPECTATIONS

Q: What are the benefits to our staff?

A: The consolidation of our two organizations will likely offer more advancement opportunities and defined career paths for many of our staff members.

Q: What do we have to do to get ready for the merger?

A: The merger and combination of the two organizations will be a collaborative effort with no immediate changes being evident to our customers. Many of us will be involved in the merger integration process and we will see that all tasks and projects are completed in a timely manner.

Q: When will I become an employee of Orrstown Bank?

A: You will become an employee of Orrstown Bank the day after the legal close occurs. Currently, this is anticipated to be in the second quarter of 2019.

Q: Will there be a change in my pay?

A: There will be no compensation changes in 2019 due solely to the merger. Orrstown offers a competitive pay and benefits package. It is possible that your pay could change depending on any changes in duties, but otherwise, no.

Q: How does the merger change my potential for advancement and salary increases?

A: As a result of our expanded market size, increased number of retail banking offices and growing customer base, this new partnership with Orrstown will likely offer career advancement opportunities to many of our staff members.

Q: Will I have a new supervisor/manager?

A: There may be some changes as a result of the merger and those will be clearly communicated and discussed with impacted employees.

Q: Will employees lose their seniority?

A: No. Your seniority with Orrstown Bank will be based upon your hire date with Hamilton Bank.

Q: What will be the payroll schedule post-merger?

A: Orrstown’s payroll schedule is bi-weekly, 26 times per year.

Q: What type of training will we receive? When will the training occur?

A: We are committed to providing training and educational opportunities that support a high performing community bank and offer career development. Additional information regarding training and education, as well as initial onboarding and orientation, will be provided in the near future. A detailed training program will be provided as part of the core system conversion.

Q: Will there be any type of incentive paid to encourage employees to stay through conversion?

A: Possibly, depending on position/duties. Retention bonuses will be determined on a case by case basis.

Q: How is staffing structured in the branch locations?

A: Similar to Hamilton Bank.

BENEFITS

Q: How will the merger affect my benefits? When will I learn more about Orrstown Bank’s benefits?

A: Orrstown Bank offers a comprehensive and competitive benefits package. Human Resources will schedule in-person meetings to review the 2019 Benefit programs and to conduct enrollment for all employees.

Q: What happens to my current 401K account?

A: The Hamilton Bank 401K Plan will be terminated at legal close. You will have an option to roll your current 401K balance into the Orrstown Bank 401K Plan or an IRA account selected by you. Additional information will be forthcoming related to this transition.

Q: How will the merger affect my vacation?

A: We understand how important vacation benefits are to our employees. Hamilton Bank currently has a PTO and sick time policy whereas Orrstown Bank has a single PTO policy.

Q: May I still take my planned and approved vacation? Will there be a vacation “black out period” at any point during the merger?

A: All vacations will continue to be coordinated and approved with your supervisor and department managers through the merger closing date. Depending on the conversion schedule and training associated with the conversion, there may be certain black-out periods where vacation time is not allowed. These black-out periods, if any, will be communicated to all employees as soon as they are determined.

CUSTOMER IMPACT

Q: Are we losing our community bank focus by becoming a “big” bank?

A: We may be growing, but we will continue to maintain our community bank focus. Orrstown’s approach to customer service and its current banking locations complement our commitment to serving our customers. Our customers will have more resources, enhanced products and services, a broader branch network AND will continue to experience excellent customer service.

Q: How does this impact our existing branches?

A: Orrstown plans to continue to expand the retail franchise in the coming years and is committed to growing the greater Baltimore market.

Q: Will products change?

A: It is likely that there will be some changes in product offerings. The Integration Team will be focused on ensuring our customers have the best product solutions for their particular needs and circumstances.

Q: Will this change the way we interact with our customers or what we can do for them?

A: Excellent customer service remains a priority. Value added services and a broader branch network will provide greater convenience to our customers.

Q: What is the message to be delivered to customers and the community?

A: See the Customer Frequently Asked Questions. “FAQs” which is also being distributed.

OTHER

Q: If I am contacted by the media, what should I do?

A: All media questions should be immediately directed to Luke Bernstein, Executive Vice President; he can be reached at 717-756-0992 or lbernstein@orrstown.com at any time.

Q: Will information regarding the merger be available on the Bank’s website or Social Media?

A: Yes. The Press Release and other pertinent information will be posted as available and appropriate.

Q: If I have general questions during this transition, who do I contact?

A: A group email has been set up to collect and address all employee questions. Please submit your questions to: ask@orrstown.com

Q: If I have confidential Human Resource related questions during this transition, who do I contact?

A: You may continue to reach out to Robin Theiss, VP Human Resources. Additionally, you may contact Barbara Brobst, Chief Human Resources Officer at Orrstown Bank at 717-709-3018.

Q: Where do I find the merger related documents?

A: We will be establishing a separate website for all pertinent merger related documents. Additional merger related communications will be posted frequently, so please be sure to visit the page often and look for Transition News!